Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FreeCast, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Registration Statement of FreeCast, Inc. on Form S-1 of our report dated November 13, 2023, with respect to our audits of the financial statements of FreeCast, Inc. as of June 30, 2023 and 2022 and for the years then ended, which appears in this Registration Statement on Form S-1.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 13, 2023